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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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               Date of Report (Date of earliest event reported):

                                 MAY 13, 1997

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                 CHARTER COMMUNICATIONS INTERNATIONAL, INC.

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                                     NEVADA
       (State or other jurisdiction of incorporation or organization)

                33-25129-LA                              84-1097751
            (Commission File No.)                     (I.R.S. Employer
                                                     Identification No.)

           17100 EL CAMINO REAL                             77058
              HOUSTON, TEXAS                              (Zip Code)
(Address of principal executive offices)

    Registrant's telephone number, including area code: (713) 780-0881


              (Former address, if changed since last report)

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                   INFORMATION INCLUDED IN THIS REPORT

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

   On May 13, 1997, the Company issued a one million dollar ($1,000,000) convertible debenture to offshore investors. An underwriter was not involved with this debenture offering. Such debenture is convertible into shares of the Company's $.00001 par value common stock at $.50 per share. Each converted share has a warrant attached to it convertible to an additional share of the Company's $.00001 par value common stock at a $1.50 exercise price. The debenture offering was offered under Regulation S promulgated under the Securities Act of 1933, as amended.




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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Dated:  August 15, 1997


                                     CHARTER COMMUNICATIONS INTERNATIONAL, INC.



                                     By:     /s/ Patrick E. Delaney
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                                     Print:  Patrick E. Delaney
                                     Title:  Chief Financial Officer








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